T. Rowe Price Summit Muncipal Funds, Inc. T. Rowe Price Summit Municipal Income

The investment strategy of Summit Municipal Income has been revised as follows:

This bond fund will invest at least 65% of total assets in long-term, tax-exempt bonds. The fund will invest primarily in long-term municipal securities. The fund will invest at least 80% of its total assets in investment-grade bonds rated from AAA to BBB or equivalent by at least one nationally recognized credit rating agency or, if unrated, deemed to be of comparable quality by T. Rowe Price. To enhance income, the fund may invest up to 20% of its total assets in noninvestment-grade bonds, known as “junk” bonds in the taxable bond market, including those with the lowest ratings. The fund may buy securities of any maturity, but the fund’s weighted average maturity is expected to exceed 15 10 years.

The following disclosure has been added as a type of security in which the funds may invest:

State and local governments may issue Build America Bonds to finance capital expenditures for which they otherwise could issue tax-exempt governmental bonds. Unlike most other municipal obligations, interest received on Build America Bonds is taxable to the bondholder. These include bonds on which the issuer may receive an interest payment subsidy directly from the U.S. Treasury, known as direct pay Build America Bonds, and bonds on which the investor may receive a tax credit, known as tax credit Build America Bonds.

T. Rowe Price Summit Municipal Funds, Inc.

T. Rowe Price Summit Municipal Money Market Fund

The following disclosure has been added as a type of security in which the funds may invest:

State and local governments may issue Build America Bonds to finance capital expenditures for which they otherwise could issue tax-exempt governmental bonds. Unlike most other municipal obligations, interest received on Build America Bonds is taxable to the bondholder. These include bonds on which the issuer may receive an interest payment subsidy directly from the U.S. Treasury, known as direct pay Build America Bonds, and bonds on which the investor may receive a tax credit, known as tax credit Build America Bonds.

T. Rowe Price Summit Municipal Funds, Inc.

T. Rowe Price Summit Municipal Intermediate Fund

The following disclosure has been added as a type of security in which the funds may invest:

State and local governments may issue Build America Bonds to finance capital expenditures for which they otherwise could issue tax-exempt governmental bonds. Unlike most other municipal obligations, interest received on Build America Bonds is taxable to the bondholder. These include bonds on which the issuer may receive an interest payment subsidy directly from the U.S. Treasury, known as direct pay Build America Bonds, and bonds on which the investor may receive a tax credit, known as tax credit Build America Bonds.